EXHIBIT 4.15

                   OFFICERS' CERTIFICATE PURSUANT TO THE
                        INDENTURE IDENTIFIED BELOW



               The undersigned Michael F. Henn, Senior Vice President and Chief Financial Officer of Kaufman and Broad Home Corporation (the "Issuer"), and Kimberly N. King, Corporate Secretary and Associate Counsel of the Issuer:

                (a) Each hereby certifies that he has read and is familiar with the provisions of Article Two of the Indenture referred to below relating to the issuance of Securities thereunder; that he is generally familiar with the other provisions of the Indenture and with the affairs of the Issuer and its corporate acts and proceedings; that, in his opinion, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not the covenants and conditions have been complied with and that all covenants or conditions provided for in the Indenture relating to the establishment of a series of Securities and the form and terms of such series and the issuance, authentication and delivery of such Securities have been complied with.

                (b) Acting pursuant to Article Two of the Indenture referred to below, do hereby authorize, adopt and approve the following terms for a series of Securities to be issued under a Senior Subordinated Indenture dated as of November 19, 1996 (the "Indenture", which term, as used herein, includes the terms of the Notes established by this Officers' Certificate), between the Issuer and SunTrust Bank, Atlanta, as Trustee:

          (1)     Designation of Securities of the series:

                  9 5/8% Senior Subordinated Notes due 2006 (the "Notes").

          (2) Limit on the aggregate principal amount of Notes (except for Notes authenticated and delivered upon registration of transfer, or in exchange for, or in lieu of, other Notes pursuant to Section 2.8, 2.9, 2.11,
8.5 or 12.3 of the Indenture, or Section 11 of this Officers' Certificate or pursuant to any provision of the Indenture providing for redemption, repayment or repurchase of Notes in whole or in part):

                  $125,000,000

          (3)     Date on which the principal of Notes is payable at maturity:

                  November 15, 2006.

          (4)     Interest on the Notes:

                  (a) The rate of interest on the Notes and the method of
                      calculation thereof:

                        9 5/8% per annum calculated on the basis of a 360-day year of twelve 30-day months.

                  (b) The date from which such interest shall accrue:

                        November 19, 1996.

                  (c) Interest payment dates:

                        May 15 and November 15, commencing May 15, 1997.

                  (d) Record dates:

                        May 1 and November 1 (in each case whether or not a Business Day) next preceding each May 15 and November 15, respectively.

          (5)      Place or places where Notes shall be payable:

              The principal of and interest on the Notes shall be payable in the Borough of Manhattan, The City of New York at an office or agency maintained by the Issuer for such purpose pursuant to Section 3.2 of the
Indenture.   Such office or agency shall initially be the agent of the Trustee in The City of New York, which on the date hereof is First Chicago Trust
Company of New York, 14 Wall Street, New York, New York 10005.   In addition,
so long as the Trustee shall act as trustee with respect to the Notes, the principal of and interest on the Notes shall be payable at the office of the Trustee in Atlanta, Georgia designated for such purpose.

          (6) With respect to redemption, in whole or in part, of Notes at the option of the Issuer:

               The Notes will be redeemable at the Issuer's option, in whole or in part, on any date on or after November 15, 2001 and prior to maturity, upon not less than 30 nor more than 60 days' notice given in accordance with the provisions of the Indenture, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest to the date fixed for redemption, if redeemed during the 12-month period beginning November 15 of the years indicated below:

                                                      Redemption
            Year                                         Price
            ----                                      ----------
            2001...................................... 104.8125%
            2002...................................... 103.2125%
            2003...................................... 101.6125%
            2004 and thereafter....................... 100.0000%

          (7)     Repurchase of Notes at option of the Holders upon Change of
Control:

                 (a) If at any time there occurs a Change of Control with respect to the Issuer, each Holder of Notes will have the right, at such Holder's option, to require the Issuer to repurchase all of such Holder's Notes, or a portion thereof which is in a principal amount of $1,000 or any integral multiple thereof, on the date (the "Change of Control Repurchase Date") that is 30 Change of Control Business Days after the date of the Change of Control at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the Change of Control Repurchase Date (the "Change of Control Repurchase Price"); provided, however, that if a Change of Control Repurchase Date is after a record date for the payment of interest on the Notes and on or before the related interest payment date, accrued and unpaid interest on the Notes surrendered for repurchase pursuant to this Section 7 and not withdrawn which otherwise would have been paid as part of the Change of Control Repurchase Price will instead be paid (such payment to be made on the Change of Control Repurchase Date) to the Persons in whose names such Notes are registered at the close of business on such record date and, in such case, the term "Change of Control Repurchase Price" shall be deemed to mean 101% of the principal amount of such Notes without accrued and unpaid interest.

                 (b) Within 15 Change of Control Business Days after the occurrence of a Change of Control, the Issuer or, at the request of the Issuer, the Trustee will give notice (the "Change of Control Notice"), in the manner provided in Section 11.4 of the Indenture, to all Holders of the Notes of the occurrence of such Change of Control and of the Issuer's offer to repurchase Notes pursuant to the repurchase right arising as a result thereof and will cause a copy of such notice to be published in an Authorized Newspaper in The City of New York. If such Change of Control Notice is given by the Issuer, the Issuer shall also deliver a copy thereof to the Trustee. Such Change of Control Notice shall contain all instructions and (except in the case of the published notice) materials necessary to enable Holders of Notes to surrender their Notes to the Issuer for repurchase (including (except in the case of the published notice), without limitation, a form of Change of Control Repurchase Notice (as defined below)) and, without limitation to the foregoing, shall state:

                      (i) that the Issuer is offering to repurchase all of the
               Notes as a result of a Change of Control pursuant to this
               Section 7, and shall state the events causing such Change of Control and the date of such Change of Control;

                     (ii) the Change of Control Repurchase Date;

                    (iii) the Change of Control Repurchase Price, including a
               statement as to whether or not Holders surrendering Notes for repurchase will be entitled to receive accrued and unpaid interest or whether accrued and unpaid interest will be payable to Holders on the relevant record date;

                     (iv) that a Holder electing to have a Note (or any
               portion thereof which is a principal amount of $1,000 or any integral multiple thereof) repurchased will be required to surrender the Note, duly endorsed by, or accompanied by a written instrument or instruments of transfer executed by, the Holder or his attorney duly authorized in writing, together with a duly completed Change of Control Repurchase Notice, at an address specified in subparagraph (v) below prior to the Change of Control Repurchase Date (such notice shall specify the information which the Holder must set forth in such Change of Control Repurchase Notice, and shall indicate that copies of the form of Change of Control Repurchase Notice are available at the office of the Trustee and at each other office or agency specified in subparagraph
               (v) below);

                      (v) the address of the Trustee where Notes may be
               surrendered for repurchase pursuant to such Change of Control, and the name and address of each other office or agency where Notes may be surrendered for repurchase pursuant to such Change of Control, which shall include the office or agency in the Borough of Manhattan, The City of New York maintained with respect to the Notes pursuant to
               Section 3.2 of the Indenture;

                     (vi) that the Change of Control Repurchase Price for any
               Note which has been duly surrendered, together with a duly completed Change of Control Repurchase Notice, and not withdrawn will be paid on the Change of Control Repurchase Date;

                    (vii) that any Note repurchased by the Issuer on the
               Change of Control Repurchase Date shall cease to accrue interest on the Change of Control Repurchase Date unless the Issuer defaults in making payment in full of the Change of Control Repurchase Price, and that any Note which is not surrendered for repurchase or which is surrendered and thereafter withdrawn shall continue to accrue interest;

                   (viii) that Holders who have surrendered Notes for
               repurchase will be entitled to withdraw such Notes (or any portion thereof in a principal amount of $1,000 or any integral multiple thereof) if the Trustee or any office or agency referred to in clause (v) above, as the case may be, receives, prior to the Change of Control Repurchase Date, a telegram, telex, facsimile transmission, letter or hand delivery notice setting forth the name of the Holder, the certificate number and the principal amount of the Note (which may be all or a portion of such principal amount which is $1,000 or an integral multiple thereof) with respect to which such notice of withdrawal is being submitted and the principal amount, if any, of the Note which is not being withdrawn;

                     (ix) that Holders whose Notes are repurchased only in
               part will be issued new Notes equal in principal amount to the unrepurchased portion of the Notes surrendered, and that Holders surrendering Notes for repurchase in part may specify the denomination or denominations (which must be $1,000 or an integral multiple of $1,000) of the Note or Notes to be issued for the unrepurchased portion of the Notes being surrendered and that, in the absence of any such specification, one Note will be issued for the portion not repurchased; and

                      (x) any other procedures the Holder must follow to
               exercise its rights under this Section 7.

               (c) "Change of Control Repurchase Notice" means a written notice (which may be the form thereof provided by the Issuer pursuant to Section 7(b) or any other written notice which sets forth the information described below), signed by the Holder or his attorney duly authorized in writing, stating:

                      (i) the name and address of the Holder and the
               certificate number of the Note which the Holder is delivering to be repurchased;

                     (ii) if the Note is surrendered for repurchase in part,
               the portion of the principal amount of the Note which the Holder is delivering to be repurchased, which portion must be $1,000 or an integral multiple thereof;

                    (iii) if the Note is surrendered for repurchase in part,
               the denomination or denominations (which must be $1,000 or any integral multiple thereof) of the Note or Notes to be issued to the Holder for the unrepurchased portion of the Note being surrendered, provided that the failure so to specify such denomination or denominations shall not constitute a defect in the Change of Control Repurchase Notice and, in such event, one Note will be issued for such unrepurchased portion of the Note being surrendered; and

                     (iv) that such Holder is electing to have such Note (or
               portion thereof) repurchased by the Issuer on the Change of Control Repurchase Date.

               The delivery of a Note, by hand, by mail or otherwise, prior to the Change of Control Repurchase Date to the Trustee or to an office or agency referred to in Section 7(b)(v) above shall be a condition to the receipt by the Holder of the Change of Control Repurchase Price therefor.

             (8) Repurchase of Notes due to failure to maintain Consolidated Net Worth:

                  (a) If the Consolidated Net Worth of the Issuer at the end of each of any two consecutive fiscal quarters (the last day of such second fiscal quarter being referred to as the "Trigger Date") is less than $195,000,000, then the Issuer will make an offer (a "Net Worth Offer"), on a date (a "Net Worth Repurchase Date") falling on or before the last day of the next following fiscal quarter, to acquire Notes in an aggregate principal amount equal to 10% of the aggregate principal amount of the Notes initially issued (or such lesser amount of Notes as may be outstanding at the time such Net Worth Offer is made) (the "Net Worth Offer Amount") at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the Net Worth Repurchase Date (the "Net Worth Repurchase Price"); provided, however, that if a Net Worth Repurchase Date is after a record date for the payment of interest on the Notes and on or before the related interest payment date, accrued and unpaid interest on the Notes accepted for repurchase pursuant to this
          Section 8 which otherwise would have been paid as part of the Net Worth Repurchase Price will instead be paid (such payment to be made on the Net Worth Repurchase Date) to the Persons in whose names such Notes are registered at the close of business on such record date and, in such case, the term "Net Worth Repurchase Price" shall be deemed to mean 100% of the principal amount of such Notes without accrued and unpaid interest. The Issuer may credit against its obligation to purchase Notes on a Net Worth Repurchase Date the principal amount of Notes acquired by the Issuer and surrendered for cancellation through optional purchase, optional redemption or optional exchange subsequent to the related Trigger Date which have not previously been used as a credit against any obligation to repurchase Notes pursuant to this Section 8. In no event shall the failure to meet the minimum Consolidated Net Worth requirement set forth above at the end of any fiscal quarter be counted toward the making of more than one Net Worth Offer.

                  (b) The Issuer shall provide the Trustee with notice of the Net Worth Offer at least 10 days before the notice of any Net
          Worth Offer is mailed to Holders. Such notice shall state whether the Issuer elects to credit any Notes against its obligation to repurchase Notes as provided above and shall set forth the amount of such credit and the basis therefor (including identification of any previously cancelled Notes not theretofore credited). Such notice shall be accompanied by any Notes required to be delivered to the Trustee for cancellation, as provided above, in order to be credited against the Issuer's obligation to repurchase Notes under this Section 8.

                  (c) Not less than 30 nor more than 60 days prior to the Net Worth Repurchase Date, the Issuer or, at the request of the Issuer, the Trustee will give notice of the Net Worth Offer (the "Net Worth Notice"), in the manner provided in Section 11.4 of the Indenture, to all Holders of the Notes and will cause a copy of such notice to be published in an Authorized Newspaper in The City of New York. If such Net Worth Notice is given by the
          Issuer, the Issuer shall also deliver a copy thereof to the Trustee. The Net Worth Notice sent to Holders shall be accompanied by a copy of the information regarding the Issuer which is or would be required to be contained in a Quarterly
          Report on Form 10-Q for the fiscal quarter ending on the Trigger Date if such fiscal quarter is one of the Issuer's first three fiscal quarters. If such fiscal quarter is the Issuer's last fiscal quarter, a copy of the information which is or would be required to be contained in an Annual Report on Form 10-K for the fiscal year ending with such fiscal quarter shall either accompany the Net Worth Notice sent to Holders or be delivered to Holders not less than 15 days before the Net Worth Repurchase
          Date. Such Net Worth Notice shall contain all instructions and (except in the case of the published notice) materials necessary to enable Holders of Notes to surrender their Notes to the Issuer for repurchase (including, without limitation (except in the case of the published notice), a form of Net Worth Repurchase Notice
          (as defined below)) and, without limitation to the foregoing, shall state:

                    (i) that the Issuer is offering to repurchase Notes in an
               aggregate principal amount equal to the Net Worth Offer
               Amount pursuant to this Section 8 because its Consolidated
               Net Worth as of the end of each of two specified consecutive fiscal quarters was less than $195,000,000;

                   (ii) the Net Worth Repurchase Date;

                  (iii) the Net Worth Offer Amount and the Net Worth
               Repurchase Price, including a statement as to whether or not Holders surrendering Notes for repurchase will be entitled to receive accrued and unpaid interest or whether accrued and unpaid interest will be payable to Holders on the relevant record date;

                   (iv) that a Holder electing to have a Note (or any portion thereof which is a principal amount of $1,000 or any integral multiple thereof) repurchased will be required to surrender the Note, duly endorsed by, or accompanied by a written instrument or instruments of transfer executed by, the Holder or his attorney duly authorized in writing, together with a duly completed Net Worth Repurchase Notice, at an address specified in subparagraph (v) below prior to the fifth day before the Net Worth Repurchase Date (such notice shall specify the information which the Holder must set forth in such Net Worth Repurchase Notice and shall indicate that copies of the form of Net Worth Repurchase Notice are available at the office of the Trustee and at each other office or agency specified in subparagraph (v) below);

                    (v) the address of the Trustee where Notes may be
               surrendered for repurchase pursuant to such Net Worth Offer, and the name and address of each other office or agency where Notes may be surrendered for repurchase pursuant to such Net Worth Offer, which shall include the office or agency in the Borough of Manhattan, The City of New York maintained with respect to the Notes pursuant to Section 3.2 of the Indenture;

                   (vi) that, if the aggregate principal amount of Notes
               surrendered by Holders exceeds the Net Worth Offer Amount, the Issuer shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in denominations of $1,000, or integral multiples thereof, shall be repurchased);

                  (vii) that the Net Worth Repurchase Price for any Note
               which has been duly surrendered, together with a duly completed Net Worth Repurchase Notice, and accepted for payment will be paid on the Net Worth Repurchase Date;

                 (viii) that any Note repurchased by the Issuer on the Net
               Worth Repurchase Date shall cease to accrue interest on the Net Worth Repurchase Date unless the Issuer defaults in making payment in full of the Net Worth Repurchase Price, and that any Note (A) which is not surrendered for repurchase, (B) which is surrendered for repurchase but is not accepted for repurchase following pro rata selection of Notes because the aggregate principal amount of Notes surrendered exceeds the Net Worth Offer Amount or (C) which is surrendered and thereafter withdrawn, shall continue to accrue interest;

                   (ix) that Holders who have surrendered Notes for
               repurchase will be entitled to withdraw such Notes (or any portion thereof in a principal amount of $1,000 or any integral multiple thereof) if the Trustee or any office or agency referred to in clause (v) above, as the case may be, receives, not later than three days prior to the Net Worth Repurchase Date, a telegram, telex, facsimile transmission, letter or hand delivery notice setting forth the name of the Holder, the certificate number and the principal amount of the Note (which may be all or a portion of such principal amount which is $1,000 or an integral multiple thereof) with respect to which such notice of withdrawal is being submitted and the principal amount, if any, of the Note which is not being withdrawn;

                    (x) that Holders whose Notes are repurchased only in part
              will be issued new Notes equal in principal amount to the unrepurchased portion of the Notes surrendered, and that Holders surrendering Notes for repurchase in part may specify the denomination or denominations (which must be $1,000 or an integral multiple of $1,000) of the Note or Notes to be issued for the unrepurchased portion of the Note being surrendered and that, in the absence of any such specification, one Note will be issued for the portion not repurchased; and

                   (xi) any other procedures the Holder must follow to
              exercise its rights under this Section 8.

              On the Net Worth Repurchase Date, the Issuer shall accept for payment (on a pro rata basis if required by subparagraph (vi) above) all Notes
duly surrendered and not withdrawn.   The Issuer will cause any Notes not
accepted for payment due to such a pro rata repurchase promptly to be mailed or otherwise delivered to the Holders thereof.

              (d) "Net Worth Repurchase Notice" means a written notice (which may be the form thereof provided by the Issuer pursuant to Section 8(c) or any other written notice which sets forth the information described below), signed by the Holder or his attorney duly authorized in writing, stating:

                    (i) the name and address of the Holder and the
              certificate number of the Note which the Holder is delivering to be repurchased;

                   (ii) if the Note is surrendered for repurchase in part,
               the portion of the principal amount of the Note which the Holder is delivering to be repurchased, which portion must be $1,000 or any integral multiple thereof;

                  (iii) if the Note is surrendered for repurchase in part,
               the denomination or denominations (which must be $1,000 or any integral multiple thereof) of the Note or Notes to be issued to the Holder for the unrepurchased portion of the Notes being surrendered, provided that the failure so to specify such denomination or denominations shall not constitute a defect in the Net Worth Repurchase Notice and, in such event, one Note will be issued for such unrepurchased portion of the Note being surrendered; and

                   (iv) that such Holder is electing to have such Note (or
               portion thereof) repurchased by the Issuer on the Net Worth Repurchase Date.

               The delivery of a Note, by hand, by mail or otherwise, prior to the fifth day before the Net Worth Repurchase Date to the Trustee or to an office or agency referred to in Section 8(c)(v) above shall be a condition to the receipt by the Holder of the Net Worth Repurchase Price therefor.

               (9) Effect of Net Worth Repurchase Notice or Change of Control Repurchase Notice; Right of Withdrawal:

               Upon surrender by a Holder of a Note for repurchase pursuant to
Section 7 or 8, together with a duly completed Net Worth Repurchase Notice or Change of Control Repurchase Notice, as the case may be, such Holder shall (unless such Note is withdrawn as specified in the following paragraph or unless, in the case of a Net Worth Offer, such Note is not accepted for payment due to pro rata selection of Notes for repurchase pursuant to Section 8(c)(vi)) thereafter be entitled to receive, on the Net Worth Repurchase Date or Change of Control Repurchase Date, as the case may be, the Net Worth Repurchase Price or Change of Control Repurchase Price, as the case may be, with respect to such Note. On the Net Worth Repurchase Date or Change of Control Repurchase Date, the Issuer will pay or cause the Trustee or a paying agent to pay the Holders of Notes which have been duly surrendered for repurchase and not withdrawn (and, in the case of Net Worth Offer, which have been accepted for repurchase as described in the last paragraph of Section 8(c)) the Net Worth Repurchase Price or Change of Control Repurchase Price, as the case may be, and, if such date is after a record date for the payment of interest on the Notes and on or before the related interest payment date, shall pay or cause to be paid accrued and unpaid interest on such Notes to the Holders thereof on such record date.

               A Holder who has surrendered a Note for repurchase on a Net Worth Repurchase Date or Change of Control Repurchase Date, as the case may be, will be entitled to withdraw such Note (or any portion thereof in a principal amount of $1,000 or any integral multiple thereof) if the Trustee or any office or agency referred to in Section 7(b)(v) or Section 8(c)(v), as the case may be, receives, prior to the Change of Control Repurchase Date or not later than three days prior to the Net Worth Repurchase Date, as the case may be, a telegram, telex, facsimile transmission, letter or hand delivery notice setting forth the information specified in Section 7(b)(viii) or Section 8(c)(ix), as the case may be.

               If any Note is withdrawn in whole, the Issuer shall cause such Note promptly to be mailed or otherwise delivered to the Holder thereof.

               If any Note surrendered for repurchase (and, in the case of a Net Worth Offer, accepted for repurchase as described in the last paragraph of
Section 8(c)) shall not be so paid in full on the relevant Net Worth Repurchase Date or Change of Control Repurchase Date, as the case may be, the principal thereof (including, in the case of a Change of Control Repurchase Date, the premium thereon) shall, until paid, bear interest from such Net Worth Repurchase Date or Change of Control Repurchase Date, as the case may be, at the rate of interest borne by the Notes, and the Issuer shall cause such Note promptly to be mailed or otherwise delivered to the Holder thereof.

               The Issuer shall publicly announce the results of a Net Worth Offer or an offer made following a Change of Control on or promptly after the Net Worth Repurchase Date or Change of Control Repurchase Date, as the case may be.

               (10) Deposit of Net Worth Repurchase Price or Change of Control Repurchase Price:

               On or prior to the Net Worth Repurchase Date or the Change of Control Repurchase Date, as the case may be, the Issuer shall deposit with the Trustee or with a paying agent for the Notes (or, if the Issuer is acting as its own paying agent, shall set aside, segregate and hold in trust as provided in Section 3.4 of the Indenture) an amount of cash sufficient to pay (i) the aggregate Net Worth Repurchase Price or Change of Control Repurchase Price, as the case may be, for all Notes or portions thereof which have been duly surrendered for repurchase, not withdrawn and, in the case of a Net Worth Offer, accepted for payment and (ii) if the Net Worth Repurchase Date or the Change of Control Repurchase Date is after a record date for the payment of interest on the Notes and on or before the related interest payment date, the aggregate amount of interest payable on such Net Worth Repurchase Date or Change of Control Repurchase Date, as the case may be, to the Persons in whose names such Notes were registered at the close of business on such record date.

               Anything in this Officers' Certificate, the Notes or the Indenture to the contrary notwithstanding, except in the case of a Change of Control Repurchase Date or Net Worth Repurchase Date which falls after a record date for the payment of interest on the Notes and on or before the related interest payment date, interest payable on Notes duly surrendered for repurchase on a Change of Control Repurchase Date or Net Worth Repurchase Date shall be paid with and in the same manner as the principal of such Notes payable on such Change of Control Repurchase Date or Net Worth Repurchase Date, as the case may be.

               (11) Notes repurchased in part:

               In the case of any Note which is repurchased only in part, the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denominations as specified by such Holder (or, if the Holder shall fail to specify any such denominations, a single Note in an authorized denomination), in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered which is not repurchased.

               Provisions of this Indenture that apply to the repurchase of all of a Note pursuant to Section 7 or 8 also apply to the repurchase of a portion of such Note.

               (12) Covenant to comply with securities laws upon repurchase of
Notes:

               In connection with any offer to purchase Notes under Sections 7 or 8, the Issuer will conduct such offer in compliance with applicable securities laws and regulations, including Section 14(e) of the Exchange Act and Rule 14e-1 thereunder, to the extent applicable.

               (13) Denominations in which Notes are issuable, if other than $1,000 and any integral multiples thereof:

                  Not Applicable.

               (14) If other than the principal amount thereof, the portion of the principal amount of Notes payable on declaration of acceleration:

                  Not Applicable.

               (15) Whether Notes are issuable as Registered Securities, Unregistered Securities (with or without interest coupons), or any combination thereof:

               The Notes may be issued only in fully registered form without
coupons.   The Notes will not be issuable as Registered Global Securities.

               (16) Any other terms of Notes:

               The Issuer covenants and agrees for the benefit of the Holders of the Notes as follows:

               (a) Limitation on Incurrence of Additional Indebtedness

               The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee, extend the maturity of or in any other manner become liable with respect to, or otherwise become responsible for the payment of (collectively, "incur"), any Indebtedness unless after giving effect to the incurrence thereof and the receipt and application of the net proceeds therefrom either
(i) the Consolidated Fixed Charge Coverage Ratio of the Issuer (determined on a pro forma basis for the last four fiscal quarters of the Issuer for which financial statements are available at the date of determination) is at least 2 to 1 or (ii) the ratio of Indebtedness of the Issuer and its Restricted Subsidiaries to Consolidated Net Worth of the Issuer is less than 3.25 to 1.

               Notwithstanding the foregoing, the Issuer and its Restricted Subsidiaries may incur: (i) Refinancing Indebtedness; (ii) Non-Recourse Indebtedness incurred for the acquisition or improvement of real property or improvement and secured by mortgage Liens on such real property or improvements; (iii) Indebtedness to the Issuer or to Restricted Subsidiaries;
(iv) Indebtedness under the Existing Credit Facility in an aggregate principal amount at any one time of not more than $350,000,000; and (v) Excluded Debt.

               (b) Limitation on Restrictions on Distributions from Restricted Domestic Subsidiaries

               The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, assume or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Domestic Subsidiary to: (i) pay dividends or make any other distributions on its Capital Stock or on any other interest or participation in, or measured by, its profits, owned by the Issuer or any of its other Restricted Subsidiaries, or pay interest on or principal of any Indebtedness owed to the Issuer or any of its other Restricted Subsidiaries;
(ii) make loans or advances to the Issuer or any of its other Restricted Subsidiaries; or (iii) transfer any of its properties or assets to the Issuer or any of its other Restricted Subsidiaries, except for encumbrances or restrictions on the payment of cash by any Restricted Domestic Subsidiary which does not exceed $10,000 in the aggregate and encumbrances and restrictions existing or created under or by reason of (a) applicable law; (b) covenants or restrictions contained in Existing Indebtedness; (c) customary provisions restricting subletting or assignment of any contract or of any lease governing a leasehold interest of the Issuer or any Restricted Domestic Subsidiary; (d) restrictions under any instrument creating or evidencing any Acquired Indebtedness that was permitted to be incurred pursuant to the Indenture and the Notes and which (1) only apply to assets that were subject to such restrictions and encumbrances prior the acquisition of such assets by the Issuer or its Restricted Domestic Subsidiaries and (2) were not created in connection with, or in contemplation of, such acquisition; (e) restrictions replacing those permitted by clause (b) or (d) which are not more restrictive than, and do not extend to any Persons or assets other than the Persons or assets subject to, the restrictions and encumbrances so replaced; (f) restrictions under any instrument creating or evidencing any Refinancing Indebtedness which are not more restrictive than those under, and do not extend to any Persons or assets other than the Persons or assets subject thereto under, the instrument creating or evidencing the Indebtedness being refunded, extended or refinanced by such Refinancing Indebtedness; (g) any Permitted Lien or any agreement restricting the sale or other disposition of property securing Indebtedness permitted by the Indenture and the Notes if such Permitted Lien or agreement, as the case may be, does not by its terms expressly restrict the ability of a Restricted Domestic Subsidiary of the Issuer to make any of the dividends, payments, distributions, loans, advances or transfers referred to in clauses (i), (ii) or (iii) above; (h) reasonable and customary borrowing base covenants set forth in credit agreements evidencing Indebtedness otherwise permitted by the Indenture and the Notes which covenants restrict or limit the distribution of revenues or sale proceeds from real estate or a real estate project based upon the amount of Indebtedness outstanding on such real estate or real estate project and the value of some or all of the remaining real estate or the project's remaining assets; (i) customary agreements entered into in the ordinary course of business restricting the ability of the joint venture to make distributions or payments of cash or property to participants in such joint venture; or (j) the Existing Credit Facility or a Substitute Credit Facility but only so long as no such encumbrance or restriction under the Existing Credit Facility or a Substitute Credit Facility by its terms expressly restricts the ability of a Restricted Domestic Subsidiary of the Issuer to make any of the dividends, payments, distributions, loans, advances or transfers referred to in clauses (i), (ii) or (iii) above (it being understood that covenants requiring or having the effect of requiring the maintenance of a specified level of net worth which do not by their terms expressly restrict the ability of a Restricted Domestic Subsidiary of the Issuer to make any such dividends, payments or distributions, loans, advances or transfers referred to in clauses (i), (ii) or (iii) above shall be permitted under this clause
(j)).

               (c) Limitation on Restricted Payments

               The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment if, after giving effect thereto, (i) a Default or an Event of Default shall have occurred and be continuing; or (ii) the aggregate amount of Restricted Payments (the amount of any Restricted Payment, if other than in cash, to be determined by the Board of Directors of the Issuer, whose reasonable determination shall be conclusive and evidenced by a Board Resolution certified by an Officers' Certificate and filed with the Trustee) made by the Issuer and its Restricted Subsidiaries from and after November 19, 1996 would exceed the sum of (a) 50% of the Consolidated Net Income of the Issuer accrued on a cumulative basis for the period commencing on September 1, 1996 (the "Commencement Date") and ending on the last day (the "Reference Day") of the Issuer's last fiscal quarter ending prior to the date of such proposed Restricted Payment (or, in the event such Consolidated Net Income as so determined on a cumulative basis shall be a deficit, minus 100% of such deficit), (b) the aggregate net proceeds, including the fair market value of property other than cash (such fair market value to be determined by a majority of the disinterested members of the full Board of Directors of the Issuer, whose reasonable determination shall be conclusive and evidenced by a Board Resolution certified by an Officers' Certificate and filed with the Trustee) received by the Issuer from any Person (other than a Restricted Subsidiary) after the Commencement Date and on or prior to the Reference Date from the issue or sale of Qualified Capital Stock of the Issuer, or any options, warrants or other rights (other than convertible or exchangeable debt securities except as provided below) to purchase Qualified Capital Stock of the Issuer, or from the issuance or sale of debt securities of the Issuer which are converted into or exchanged for Qualified Capital Stock of the Issuer, and (c) $75 million; or (iii) the Issuer would be unable to incur an additional $1.00 of Indebtedness pursuant to the first paragraph of the covenant set forth in Section 16(a) of the Officers' Certificate; provided, however, that the foregoing provisions shall not prevent (a) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if the payment would have complied with the foregoing provisions on the date of such declaration or (b) the repurchase or redemption of shares of Capital Stock from any officer, director or employee of the Issuer or its Restricted Subsidiaries whose employment has been terminated or who has died or become disabled in an aggregate amount not to exceed $5,000,000 for any fiscal year of the Issuer; provided that amounts paid pursuant to this clause
(b) shall reduce amounts available for future Restricted Payments.

               (d) Limitations on Transactions with Officers, Directors and Employees

               The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, (A) make any loan, advance, guarantee or capital contribution to, or for the benefit of, or (B) sell, lease, transfer or otherwise dispose of any of its properties or assets to, or for the benefit of, or (C) purchase or lease any property or assets from, or (D) enter into or amend any contract, agreement or understanding with, or for the benefit of, (i) any officer, director or employee of the Issuer, (ii) any officer, director or employee of a Subsidiary of the Issuer (provided that clause (D) above shall not apply with respect to this clause (ii)) or (iii) any former officer or director of the Issuer or any of its Subsidiaries who owns, directly or indirectly, 7.5% or more of the voting power of the Common Stock of the Issuer (each an "Affiliate Transaction"), except on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary, as the case may be, than those that could have been obtained in a comparable transaction on an arm's length basis from a Person that is not such an officer, director or employee.

               Notwithstanding the foregoing, the term "Affiliate Transaction" shall not include any transaction with an officer, director or employee of the Issuer or of any Subsidiary of the Issuer in their capacity as officer, director or employee entered into in the ordinary course of business or which is consistent with past practice (including compensation and employee benefit arrangements with any officer, director or employee of the Issuer or of any Subsidiary of the Issuer) and shall not include the acquisition by any officer, director or employee of the Issuer of any securities of the Issuer in the open market in arm's length transactions.

               (e) Limitation on Investments in Restricted Foreign Subsidiaries, Unrestricted Subsidiaries and Equity Method Persons

               The Issuer will not, and will not permit any of its Restricted Domestic Subsidiaries to, directly or indirectly, make any Investment in any Restricted Foreign Subsidiary, Unrestricted Subsidiary or Equity Method Person (each, a "Subject Entity") if, after giving effect thereto, the aggregate amount of all such Investments made after the date of the Indenture would exceed the sum of (i) $110,000,000, (ii) the aggregate amount of cash dividends and distributions received by the Issuer after the date of the Indenture from Subject Entities, (iii) in the case of any such Investment made after the date of the Indenture as a loan or advance to, or purchase (or other acquisition for consideration) of Indebtedness or other debt securities of, a Subject Entity, the amount of all cash repayments of principal of such loans, advances, Indebtedness or debt securities paid to the Issuer or any of its Restricted Domestic Subsidiaries (or to a Person designated by the Issuer or any of its Restricted Domestic Subsidiaries, which Person is not a Subsidiary or Affiliate of the Issuer) by such Subject Entity, (iv) in the case of any such Investment made after November 19, 1996 as a capital contribution to, or purchase (or other acquisition for consideration) of Capital Stock or other equity securities of, a Subject Entity, the aggregate cash amount paid to the Issuer or any of its Restricted Domestic Subsidiaries (or to a Person designated by the Issuer or any of its Restricted Domestic Subsidiaries, which Person is not a Subsidiary or Affiliate of the Issuer) by such Subject Entity as a return of such capital or to repurchase such Capital Stock or other equity securities (not to exceed the respective amount paid to purchase such Capital Stock or equity securities), and (v) in the case of any other such Investment made in a Subject Entity after November 19, 1996, the cash amount paid to the Issuer or any of its Restricted Domestic Subsidiaries (or to a Person designated by the Issuer or any of its Restricted Domestic Subsidiaries, which Person is not a Subsidiary or Affiliate of the Issuer) by such Subject Entity as a repayment or reimbursement of such Investment.

               (f) Corporate Existence

               Subject to Article Nine of the Indenture (as modified by Section 24(h) of this Officers' Certificate), the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights (charter and statutory) and franchises; provided, however, that the Issuer shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Subsidiaries taken as a whole.

               (g) Payment of Taxes

               The Issuer will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon the Issuer or any Restricted Significant Subsidiary or upon the income, profits or property of the Issuer or any Restricted Significant Subsidiary; provided that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment or charge whose amount, applicability or validity is being contested in good faith by appropriate proceedings; provided, further, that the Issuer shall not be required to pay or cause to be paid (i) any such delinquent taxes, assessments or charges until the aggregate amount thereof at any time outstanding shall exceed $10,000,000 or (ii) any such tax, assessment or charge levied on any property of the Issuer or any Restricted Significant Subsidiary that is without recourse to the Issuer or any Restricted Significant Subsidiary.

               (h) Waiver of Stay, Extension or Usury Laws

               The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Issuer from paying all or any portion of the principal of or interest on the Notes as contemplated herein and in the Indenture, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Officers' Certificate or the Indenture and (to the extent that it may lawfully do so) the Issuer hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

               (17) Initial public offering price of Notes:

               The Issuer will sell the Notes to an underwriter for 99.525% of the principal amount thereof. The underwriter proposes to offer the Notes from time to time for sale in one or more negotiated transactions or otherwise, at market prices prevailing at the time of sale, prices related to such market prices or negotiated prices.

               (18) Underwriting discount as a percentage of the principal amount of Notes:

               See Section 17.

               (19) If other than Dollars, the coin or currency in which payment of principal of and interest on the Notes shall be payable and in which the Notes shall be denominated.

               Not applicable.

               (20) Terms defined for purposes of this Officers' Certificate and the issuance of the Notes:

               "Acquired Indebtedness" means (i) with respect to any Person (except a Person formed or organized by or on behalf of the Company for purposes other than to act as an acquisition vehicle) that becomes a Subsidiary of the Company after the date of the Indenture, Indebtedness of such person and its Subsidiaries existing at the time such person becomes a Subsidiary of the Company that was not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company, (ii) with respect to the Company or any of its Subsidiaries, any Indebtedness incurred by the Company or any of its Subsidiaries in connection with the acquisition of an asset from another Person after the date of the Indenture that was not incurred in connection with, or in contemplation of, such acquisition.

               "Associate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on November 19, 1996.

               "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) in or of the equity (which includes, but is not limited to, common stock, preferred stock and partnership and joint venture interests) of such Person.

               "Capitalized Lease Obligation" means an obligation under a Capital Lease and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP.

               A "Change of Control" shall be deemed to have occurred at such time as either of the following events shall occur: (i) there shall be consummated any consolidation or merger of the Issuer in which the Issuer is not the continuing or surviving corporation or pursuant to which the Voting Stock (as defined below) would be converted into cash, securities or other property, other than a merger of the Issuer in which the holders of Voting Stock immediately prior to the merger have the same or greater proportionate ownership, directly or indirectly, of the Voting Stock of the surviving corporation immediately after such merger as they had of the Voting Stock immediately prior to such merger; or (ii) there is a report filed by any Person, including its Affiliates and Associates, on Schedule 13D or 14D-1 (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that such Person (for the purposes of this definition only, the term "Person" shall include a "person" within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 50% or more of the voting power of the Issuer's Voting Stock then outstanding; provided, however, that a Person shall not be deemed beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange thereunder, or (B) any securities if such beneficial ownership (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act, and (2) is not also then reportable on Schedule 13D (or any successor schedule, form or report) under the Exchange Act. Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred if at any time the Issuer, any Subsidiary of the Issuer, any employee stock ownership plan or any other employee benefit plan of the Issuer or any Subsidiary of the Issuer, or any Person holding Voting Stock for or pursuant to the terms of any such employee benefit plan, files or becomes obligated to file a report under or in response to Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report) under the Exchange Act disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 50% or otherwise.

               "Change of Control Business Day" means a day on which banking institutions are not authorized or required by law or regulation to close in The City of New York.

               "Common Stock" of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

               "Consolidated Adjusted Net Income" of the Issuer means, for any period, the Consolidated Net Income of the Issuer and its Restricted Subsidiaries for such period, provided that (i) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (ii) the Net Income of any Person which is not a Restricted Subsidiary or is an Equity Method Person shall be included only to the extent of the amount of cash dividends or distributions paid by it to the Issuer or a Restricted Subsidiary during such period.

               "Consolidated Fixed Charge Coverage Ratio" means, for any period, the ratio of (i) the sum, without duplication, of Consolidated Adjusted Net Income, Consolidated Interest Expense (but only to the extent that such Consolidated Interest Expense reduces such Consolidated Adjusted Net Income for such period), Consolidated Tax Expense, depreciation and amortization (including, without limitation, previously capitalized interest amortized to cost of sales), in each case for such period, of the Issuer and its Restricted Subsidiaries (determined on a consolidated basis in accordance with GAAP) to (ii) Consolidated Interest Expense of the Issuer and its Restricted Subsidiaries for such period; provided, however, that in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period unless such interest rate has been fixed by hedging or other similar contracts or agreements, in which case such interest rate shall be deemed to be equal to such fixed rate of interest.

               "Consolidated Interest Expense" means, for any period, the aggregate amount of interest which, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption on a consolidated income statement of the Issuer and its Restricted Subsidiaries (including, but not limited to, imputed interest on Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs associated with hedging obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other non-cash interest expense (other than previously capitalized interest amortized to cost of sales)) plus, without duplication, all capitalized interest of the Issuer and its Restricted Subsidiaries for such period and all interest incurred or paid by the Issuer or any of its Restricted Subsidiaries under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person for such period, in each case determined on a consolidated basis in accordance with GAAP.

               "Consolidated Net Income" of the Issuer means, for any period, the consolidated Net Income of the Issuer and its Restricted Subsidiaries for such period, determined in accordance with GAAP.

               "Consolidated Net Worth" means the consolidated shareholders' equity of the Issuer.

               "Consolidated Tax Expense" of the Issuer means, for any period, the consolidated federal, state, local and foreign tax expense of the Issuer and its Restricted Subsidiaries for such period, determined in accordance with GAAP.

               "Default" means any event or condition which is or, with notice or lapse of time or both, would be an Event of Default.

               "Disqualified Capital Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable other than solely for Qualified Capital Stock, pursuant to a sinking fund obligation or otherwise, or is redeemable or required to be repurchased or repaid at the option of the holder thereof for consideration other than solely for Qualified Capital Stock, in whole or in part, on or prior to the final maturity date of the Notes; provided that, in the case of any Restricted Domestic Subsidiary through which the Issuer conducts any real estate joint venture, the fact that any participant in such joint venture who holds Capital Stock of such Restricted Domestic Subsidiary may have the right, pursuant to a "buy-sell" agreement or similar arrangement, to require that the Issuer or any other Subsidiary of the Issuer purchase such Capital Stock from such joint venturer, shall not cause such Capital Stock to be deemed Disqualified Capital Stock.

               "Equity Method Person" means, as of any date of determination, any Person (other than a Subsidiary of the Issuer) which is or is required to be accounted for by the Issuer by the equity method of accounting in the Issuer's consolidated financial statements in accordance with GAAP.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               "Excluded Debt" means any Indebtedness of the Issuer or its Restricted Subsidiaries which is (i) subordinated (subject to the rights of holders of Senior Indebtedness) in right of payment to the Notes (upon liquidation or otherwise) at least to the extent that the Notes are subordinated to the Senior Indebtedness and (ii) matures after, and is not redeemable mandatorily or at the option of the holder thereof prior to, the final maturity date of the Notes.

               "Existing Credit Facility" means the Fourth Amended and Restated Loan Agreement dated as of February 28, 1996 among the Issuer, the banks party thereto, Bank of America National Trust and Savings Association, as administrative agent, The First National Bank of Chicago, as documentation agent, and the other parties thereto, and any credit facility which is an extension or renewal thereof (including, in each case, any increase in the amount of credit available thereunder).

               "Existing Indebtedness" means all Indebtedness of the Issuer and its Restricted Subsidiaries that is outstanding on November 19, 1996.

               "GAAP" means generally accepted accounting principles as in effect and implemented by the Issuer from time to time.

               A "guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness of any other Person including, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person to purchase or pay principal of or interest on (or advance or supply funds or pledge assets for the purchase or payment of or payment of interest on) Indebtedness of such other Person (whether by agreement to provide additional capital or to maintain financial condition or other similar agreement).

               "incur" has the meaning set forth in Section 16(a) of this Officers' Certificate.

               "Indebtedness" means (i) any liability of any Person (a) for borrowed money or for the deferred purchase price of property or services (other than current liabilities, including Trade Payables, arising in the ordinary course of business) or which is evidenced by a note, bond, debenture or similar instrument, and which would appear as a liability upon a balance sheet of such Person prepared on a consolidated basis in accordance with GAAP, or (b) for the payment of money relating to a Capitalized Lease Obligation;
(ii) any liability of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), but this clause (ii) does not include letters of credit provided in the ordinary course of business and securing performance (and not financial) obligations and performance, completion, surety or similar bonds or obligations provided in the ordinary course of business; (iii) any liability or obligation of others described in clause (i) or (ii) with respect to which such Person has made a guarantee or similar arrangement, directly or indirectly (to the extent of such guarantee or arrangement), but this clause (iii) does not include obligations in respect of banker's acceptances and performance, completion, surety or similar bonds or obligations provided in the ordinary course of business; and (iv) all Indebtedness of others secured by a Lien (other than assessment district and similar Liens arising in connection with municipal financings) on any asset of such Person, whether or not such Indebtedness is assumed by such Person. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations described above and the maximum liability of such Person for any such contingent obligations at such date. To the extent such Person guarantees the obligation of another Person to pay interest on Indebtedness owed by such other Person, then a designated percentage of the interest guaranteed or the principal amount of the underlying Indebtedness, as the case may be, shall be deemed Indebtedness of the referent Person.
For purposes of this definition, the amount of such deemed Indebtedness of the referent Person shall be equal to the lesser of (a) the aggregate principal amount of the underlying Indebtedness relating to such interest guarantee and (b) the aggregate amount of interest due and payable over the term of such Indebtedness (or the term of the Notes, if shorter) determined based upon the rate of interest in effect as of the date of such determination, together with the maximum prepayment premium or penalty which could become due or payable with respect to such Indebtedness if such Indebtedness were prepaid prior to the maturity of the Notes.

               "Investment" of any Person means (i) all investments by such Person in any other Person in the form of loans, advances or capital contributions, (ii) all payments of Indebtedness or other obligations of any other Person by such Person, (iii) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Capital Stock or other securities of any other Person, and (iv) all other items that would be classified as investments (including, without limitation, purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP.

               "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or other similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including, without limitation, any conditional sale or other title retention agreement and any lease in the nature thereof, any option or other agreement to sell, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction).

               "Mortgage Finance Subsidiary" means Kaufman and Broad Mortgage Company, an Illinois corporation.

               "Net Income" means, with respect to any Person, the net income
(loss) of such Person, determined in accordance with GAAP, excluding, however,
(i) any gain (but not loss) realized upon the sale or other disposition (including, without limitation, dispositions pursuant to sale and leaseback transactions) of any real property or equipment of such Person which is not sold or otherwise disposed of in the ordinary course of business, and (ii) any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of such Person or any of its Restricted Subsidiaries owned by such Person.

               "Non-Recourse Indebtedness" means Indebtedness secured by a Lien on property to the extent that the liability for such Indebtedness (and any interest thereon) is limited to the security of such property without liability on the part of the Issuer or any of its Subsidiaries for any deficiency, including liability by reason of any agreement by the Issuer or any of its Subsidiaries to provide additional capital or maintain the financial condition of or otherwise support the credit of the Person incurring such Indebtedness.

               "Qualified Capital Stock" means Capital Stock other than Disqualified Capital Stock.

               "Refinancing Indebtedness" means Indebtedness that solely refunds, refinances or extends, and is incurred within six months of the scheduled maturity date or a mandatory repurchase date or optional redemption date of, any Notes, Existing Indebtedness (excluding any Existing Indebtedness repaid with the proceeds from the sale of the Notes) or other Indebtedness incurred by the Issuer or its Restricted Subsidiaries pursuant to the terms of the Indenture and the Notes, but only to the extent that (i) if the Indebtedness being refunded, refinanced or extended is subordinated to the Notes, the Refinancing Indebtedness is also subordinated to the Notes at least to the extent and in the manner as such Indebtedness, (ii) if the Indebtedness being refunded, refinanced or extended is subordinated to the Notes, the Refinancing Indebtedness (a) is scheduled to mature either no earlier than the Indebtedness being refunded, refinanced or extended or after the scheduled maturity date of the Notes and (b) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refunded, refinanced or extended, (iii) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended and (iv) such Refinancing Indebtedness is incurred by the same Person that initially incurred the Indebtedness being refunded, refinanced or extended except that (a) the Issuer may incur Refinancing Indebtedness to refund, refinance or extend Indebtedness of any Restricted Subsidiary and (b) any Restricted Subsidiary may incur Refinancing Indebtedness to refund, refinance or extend Indebtedness of any other Restricted Subsidiary.

               "Restricted Domestic Subsidiary" means, as of any date of determination, a Restricted Subsidiary (i) that is organized under the laws of the United States of America or any state thereof or the District of Columbia and (ii) the majority of the assets of which (as reflected on a balance sheet of such Subsidiary prepared in accordance with GAAP) is located in the United States of America.

               "Restricted Foreign Subsidiary" means, as of any date of determination, a Restricted Subsidiary that is not a Restricted Domestic Subsidiary.

               "Restricted Payment" means, with respect to any Person, (i) the declaration or payment of any dividend or the making of any other payment or distribution of cash, securities or other property in respect of such Person's Capital Stock or in respect of any warrants, options or other rights (other than convertible or exchangeable debt securities of such Person) to purchase or acquire such Person's Capital Stock (except that a dividend payable solely in Qualified Capital Stock of the Issuer shall not constitute a Restricted Payment), (ii) any payment on account of the purchase, redemption, retirement or other acquisition for value of such Person's Capital Stock or any warrants, options or other rights (other than convertible or exchangeable debt securities of such Person) to purchase or acquire such Person's Capital Stock, or any other payment or distribution made in respect thereof, either directly or indirectly, or (iii) any principal payment, redemption, repurchase, defeasance or other acquisition or retirement, prior to scheduled principal payment or scheduled maturity, of Indebtedness (other than collateralized mortgage obligations issued by Subsidiaries of the Mortgage Finance Subsidiary) of the Issuer or any of its Subsidiaries which is subordinated in right of payment to the Notes; provided, however, that with respect to the Issuer and its Restricted Subsidiaries, Restricted Payments shall not include
(a) any payment described in clause (i) or (ii) above made to the Issuer or any of its Restricted Subsidiaries by any of the Issuer's other Restricted Subsidiaries, (b) any exchange offer, but only to the extent the Issuer exchanges solely Capital Stock of the Issuer (other than Disqualified Stock) for Indebtedness of the Issuer or a Restricted Subsidiary in such exchange offer or (c) any redemption, repurchase or retirement of Indebtedness (the Indebtedness being so redeemed, repurchased or retired being hereinafter called "Subject Indebtedness") described in clause (iii) above if made from the proceeds of Indebtedness which (x) is subordinated to the Notes to the same extent as the Subject Indebtedness, (y) is scheduled to mature either no earlier than the Subject Indebtedness or after the scheduled maturity date of the Notes and (z) has a Weighted Average Life to Maturity at the time such Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the Subject Indebtedness.

               "Restricted Significant Subsidiary" means any Restricted Subsidiary which is a "significant subsidiary" as defined in Rule 1-02(v) of Regulation S-X under the Securities Act of 1933, as amended and the Exchange Act (as such Regulation S-X was in effect on June 1, 1996).

               "Restricted Subsidiary" means a Subsidiary of the Issuer which is not, as of the determination date, an Unrestricted Subsidiary.

               "Substitute Credit Facility" means any credit facility of the Issuer which is created subsequent to the date of the Indenture and which replaces all or part of the Existing Credit Facility or a Substitute Credit Facility (and which may provide for an increase in the amount of credit available thereunder), so long as the Issuer is the borrower under such Substitute Credit Facility.

               "Unrestricted Subsidiary" means (a) the Mortgage Finance Subsidiary, (b) any Subsidiary of the Mortgage Finance Subsidiary on the date of the Indenture, (c) any other Subsidiary of the Issuer which is designated as an Unrestricted Subsidiary by the Issuer's Board of Directors as provided below and (d) any Subsidiary of an Unrestricted Subsidiary; provided that, in each case referred to in clause (a), (b), (c) or (d), the creditors of such Subsidiary have no direct or indirect recourse (including, but not limited to, recourse with respect to the payment of principal of or interest on Indebtedness of such Subsidiary) to the Issuer or any of its Restricted Subsidiaries. The Board of Directors of the Issuer may designate an Unrestricted Subsidiary to be a Restricted Subsidiary; provided that no such designation shall result in any Restricted Subsidiary becoming a Subsidiary of any Unrestricted Subsidiary; and provided, further that (i) any such designation shall be deemed to be an incurrence by the Issuer and its Restricted Subsidiaries, as of the date of such designation, of the consolidated Indebtedness (if any) of such designated Subsidiary and its Subsidiaries (if any) which are or are being designated as Restricted Subsidiaries, determined in accordance with GAAP, for purposes of the covenant described above in Section 16(a) of this Officers' Certificate, (ii) immediately after giving effect to such designation and the deemed incurrence of any such additional Indebtedness (A) no Default or Event of Default shall have occurred and shall be continuing, (B) the Issuer could incur $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described above in Section 16(a) of this Officers' Certificate and (C) without limitation to clause (A) above, such designated Subsidiary and its Subsidiaries (if any) which are or are being designated as Restricted Subsidiaries are in compliance with the covenant described above in Section 16(b) of this Officers' Certificate. Subject to the foregoing, the Board of Directors of the Issuer also may designate any Restricted Subsidiary (together with its Subsidiaries (if any) to be an Unrestricted Subsidiary; provided that (i) the consolidated shareholders' equity (determined in accordance with GAAP) of such designated Subsidiary and its Subsidiaries
(if any) at the time of such designation shall be deemed to be an Investment by the Issuer in an Unrestricted Subsidiary at the time of such designation and shall reduce the amount of Investments which the Issuer and its Restricted Domestic Subsidiaries shall be permitted to make under the covenant described above in Section 16(e) of this Officers' Certificate and
(ii) immediately after giving effect to such designation and reduction of amounts available for Investments under such covenant, (A) no Default or Event of Default shall have occurred and shall be continuing, (B) the Issuer could incur $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described above in Section 16(a) of this Officers' Certificate and (C) the Issuer could make $1.00 of additional Investments in Unrestricted Subsidiaries pursuant to the covenant described above in Section 16(e) of this Officers' Certificate. Any designation by the Board of Directors described above shall be evidenced to the Trustee by the filing with the Trustee of a certified copy of the resolution of the Issuer's Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and setting forth the underlying calculations supporting such certification. As of the date of this Officers'
Certificate, the only Unrestricted Subsidiaries are the Mortgage Finance Subsidiary and its Subsidiaries.

               "Voting Stock" means, with respect to any Person, the capital stock of such Person having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

               "Weighted Average Life to Maturity" means, when applied to any Indebtedness or portion thereof at any date, the number of years obtained by dividing (i) the then outstanding principal amount of such Indebtedness or portion thereof, as the case may be, into (ii) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal of such indebtedness or portion thereof, as the case may be, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

              (21) The Notes will be in substantially the form attached hereto as Exhibit A, and said terms are hereby incorporated herein and in the Indenture by reference.

              (22) SunTrust Bank, Atlanta shall be the initial Trustee, paying agent, transfer agent and registrar for the Notes and shall be empowered so to act through its agent in the Borough of Manhattan, The City of New York.

              (23) Terms (whether or not capitalized) used in this Officers' Certificate and not defined herein which are defined in the Indenture shall have the respective meanings given them in the Indenture.

              (24) Any deletions from, modifications of or additions to the defined terms, Events of Default, covenants and other provisions of the Indenture with respect to the Notes:

                     (a) Section 5.1 of the Indenture is hereby amended and restated, but only insofar as it relates to the Notes, to read in full as follows, and the term "Event of Default", insofar (but only insofar) as such term relates to the Notes, shall have the meaning set forth below:

                         Section 5.1   Event of Default Defined;
               Acceleration of Maturity; Waiver of Default. "Event of Default" with respect to the Notes, wherever used herein, means each one of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                     (a) default in the payment of any installment of interest upon any of the Notes as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

                     (b) default in the payment of all or any part of the principal of any of the Notes as and when the same shall become due and payable, either at maturity, upon any redemption at the option of the Issuer or repurchase at the option of the Holders, by declaration of acceleration or otherwise; or

                     (c) failure on the part of the Issuer duly to observe or perform any other of the covenants or agreements on the part of the Issuer in the Notes or in this Indenture contained (other than a covenant or warranty in respect of the Notes a default in the performance or breach of which is elsewhere in this Section
          5.1 specifically dealt with or which has expressly been included in this Indenture solely for the benefit of one or more series of Securities other than the Notes) for a period of 60 days (or for 10 days in the case of any of the other covenants set forth in
          Section 7 of the Officers' Certificate dated November 19, 1996 establishing the form and terms of the Notes or, insofar as relates to the repurchase of Notes following a Change of Control, Sections 9, 10, 11 or 12 of such Officers' Certificate) after the date on which written notice specifying such failure, stating that such notice is a "Notice of Default" hereunder and demanding that the Issuer remedy the same, shall have been given by registered or certified mail, return receipt requested, or by overnight courier or by hand delivery with evidence of the receipt of such overnight courier or hand delivery by the Issuer, to the Issuer by the Trustee, or to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding; or

                     (d) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Issuer or any of its Restricted Significant Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Issuer or any of its Restricted Significant Subsidiaries or for any substantial part of the property of the Issuer or any of its Restricted Significant Subsidiaries or ordering the winding up or liquidation of the affairs of the Issuer or any of its Restricted Significant Subsidiaries, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                     (e) the Issuer or any of its Restricted Significant Subsidiaries shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Issuer or any of its Restricted Significant Subsidiaries or for any substantial part of the property of the Issuer or any of its Restricted Significant Subsidiaries, or make any general assignment for the benefit of creditors; or

                     (f) a default under any mortgage, indenture or other instrument or agreement (including this Indenture with respect to any other series of Securities) under which there may be issued or by which there may be secured or evidenced any Indebtedness (other than Non-Recourse Indebtedness) of the Issuer or any Restricted Subsidiary, whether such indebtedness existed on the date of this Indenture or shall be created hereafter, if (a) such default results from the failure to pay any such Indebtedness when due (provided that no such failure to pay indebtedness when due shall be deemed to have occurred so long as the Issuer or such Restricted Subsidiary, as the case may be, shall be contesting whether such Indebtedness is due in good faith by appropriate proceedings) or as a result of such default the maturity of such Indebtedness has been accelerated prior to its expressed maturity and (b) the sum of (x) the principal amount of such Indebtedness plus (y) the aggregate principal amount of all other such Indebtedness in default for failure to pay any such Indebtedness when due or the maturity of which has been so accelerated equals $20,000,000 or more, individually, or $40,000,000 or more in the aggregate, without such Indebtedness having been discharged or such acceleration having been rescinded or annulled within a period of 30 days after notice thereof shall have been given to the Issuer by the Trustee, or to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding.

          If an Event of Default occurs and is continuing, then, and in each and every such case, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then Outstanding hereunder, by notice in writing to the Issuer (and to the Trustee if given by Holders of the Notes), may declare the principal of all Notes and interest accrued thereon, if any, to be due and payable immediately and, upon any such declaration the same shall become immediately due and payable.

          The foregoing provisions, however, are subject to the condition that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Issuer shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Notes and the principal of any and all of the Notes which shall have become due otherwise than by acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest borne by the Notes to the date of such payment or deposit) and such amount as shall be sufficient to cover reasonable compensation to the Trustee and each predecessor Trustee, its agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith, and if any and all Events of Default with respect to the Notes, other than the non-payment of the principal of Notes which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein, then and in every such case the Holders of a majority in aggregate principal amount of all of the Notes then Outstanding, by written notice to the Issuer and to the Trustee, may waive all defaults with respect to the Notes and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

               (b) Section 5.6 of the Indenture is hereby amended and restated, but only insofar as it relates to the Notes, to read in full as follows:

                     SECTION 5.6 Limitations on Suits by Securityholders. No Holder of any Notes shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of not less than 25% in aggregate principal amount of the Notes then Outstanding shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the reasonable costs, expenses and liabilities to be incurred therein or thereby and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding and no direction inconsistent with such written request by the Holders of a majority in principal amount of the Notes then Outstanding shall have been given to the Trustee pursuant to Section 5.9; it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder of any Note and the Trustee, that no one or more Holders of Notes shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any such Holder of Notes, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Notes. For the protection and enforcement of the provisions of this Section, each and every Holder of Notes and the Trustee shall be entitled to such relief as can be given either at law or in equity.

               (c) Section 5.9 of the Indenture is hereby amended and restated, but only insofar as it relates to the Notes, to read in full as follows:

                     SECTION 5.9 Control by Holders of Notes.  The Holders of
               a majority in aggregate principal amount of the Notes at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Notes by this Indenture; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture and provided further that (subject to the provisions of Section 6.1) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors, the executive committee, or a trust committee of directors or Responsible Officers of the Trustee shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forebearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Notes not joining in the giving of said direction, it being understood that (subject to Section 6.1) the Trustee shall have no duty to ascertain whether or not such actions or forebearances are unduly prejudicial to such Holders.

                    Nothing in this Indenture shall impair the right of the
               Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by Holders of the Notes.

               (d) Section 5.10 of the Indenture is hereby amended and restated, but only insofar as it relates to the Notes, to read in full as follows:

                    Section 5.10. Waiver of Past Defaults. Prior to a declaration of the acceleration of the maturity of the Notes as provided in Section 5.1, the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding may on behalf of the Holders of all the Notes waive any past default or Event of Default, except a default in respect of a covenant or provision hereof that cannot be modified or amended without the consent of each Holder of any Notes affected. In the case of any such waiver, the Issuer, the Trustee and the Holders of all Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                    Upon any such waiver, such default shall cease to exist
               and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

               (e) Section 5.12 of the Indenture is hereby amended and restated, but only insofar as it relates to the Notes, to read in full as follows:

                    Section 5.12. Right of Court to Require Filing of Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders holding in the aggregate more than 10% in aggregate principal amount of the Notes then Outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Note on or after the due date expressed in such Note or any date fixed for redemption or repurchase.

               (f) Section 6.2(f) of the Indenture is hereby amended and restated, but only insofar as it relates to the Notes, to read in full as follows:

                    (f) prior to the occurrence of an Event of Default with
               respect to the Notes hereunder and after the curing or waiving of all Events of Default with respect to the Notes, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Notes then Outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Issuer or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Issuer upon demand; and

               (g) The first paragraph of Section 8.2 of the Indenture is hereby amended and restated, but only insofar as it relates to the Notes, to read in full as follows:

                   Section 8.2. Supplemental Indentures With Consent of Securityholders. With the consent (evidenced as provided in Article Seven) of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding, the Issuer, when authorized by a resolution of its Board of Directors (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Issuer Order), and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto insofar as relates to the Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of Notes; provided, that no such supplemental indenture shall (a) extend the final maturity of any Note or any date on which the Change of Control Repurchase Price or Net Worth Repurchase Price of any Note is payable, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption or repurchase thereof, or make the principal thereof or interest thereon payable in any coin or currency other than that provided in the Notes or in accordance with the terms thereof, or modify the percentage of Holders of Notes required pursuant to Section 5.1 or 5.10 to waive any default or to rescind and annul any declaration of acceleration, or alter the provisions of Section 11.12 or impair or affect the right of any Holder of Notes to institute suit for the payment thereof or any right of repayment, repurchase or redemption at the option of the Holders of Notes, in each case without the consent of the Holder of each Note so affected, or (b) reduce the aforesaid percentage of Notes, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holders of each Note so affected.

               (h) Section 9.1 of the Indenture is hereby amended and restated, but only insofar as it relates to the Notes, to read in full as follows:

                    Section 9.1. Issuer May Consolidate, etc., on Certain Terms. The Issuer covenants that it will not merge or consolidate with or into any other Person or sell, lease or convey all or substantially all of its assets to any other Person, unless (i) either the Issuer shall be the continuing corporation, or the successor corporation (if other than the Issuer) or the Person which acquires by sale, lease or conveyance all or substantially all the assets of the Issuer shall be a corporation organized and existing under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume the due and punctual payment of the principal of and interest on all the Notes, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions in this Indenture and the Notes to be performed or observed by the Issuer, by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such corporation, (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing, (iii) immediately after giving effect to such transaction, the Issuer or such corporation, as the case may be, would be able to incur at least $0.50 of additional Indebtedness pursuant to the first paragraph of the covenant set forth in Section 16(a) of the Officers' Certificate dated November 19, 1996 establishing the form and terms of the Notes, and (iv) the Issuer shall have delivered to the Trustee an Officers' Certificate and Opinion of Counsel, each stating that such transaction and such supplemental indenture comply with this Indenture and the Notes, and that all conditions precedent relating to such transaction have been complied with.

               (i) Section 10.1(B)(b) of the Indenture is hereby amended, but only insofar as it relates to the Notes, by deleting the references therein to Sections 5.1(e) and (f) of the Indenture and replacing the same with references to Sections 5.1(d) and (e) of the Indenture, the purpose of such replacement being to reflect the amendment and restatement of such Section 5.1 pursuant to Section 24(a) of this Officers' Certificate.

               (j) Section 10.1(C)(b) of the Indenture is hereby amended, but only insofar as it relates to the Notes, by deleting the references therein to Sections 5.1(e) and (f) of the Indenture and replacing the same with references to Sections 5.1(d) and (e) of the Indenture, the purpose of such replacement being to reflect the amendment and restatement of such Section 5.1 pursuant to Section 24(a) of this Officers' Certificate.

               (k) Pursuant to Section 10.1(C) of the Indenture, it is hereby expressly provided that Section 9.1 of the Indenture (as amended and restated pursuant to Section 24(h) of this Officers' Certificate) and the covenants set forth in Sections 7, 8, 9, 10, 11, 12, and 16 (other than Section 16(h)) of this Officers' Certificate shall be subject to covenant defeasance upon the terms and subject to the conditions set forth in Section 10.1(C) of the Indenture.

               (l) To the extent that Section 5.1, 5.9, 5.10, 5.12, 6.2(f), or 8.2 of the Indenture (as set forth in the Indenture and not as amended by this Officers' Certificate) or any other provisions of the Indenture shall require the action or vote of two or more series of Securities under the Indenture acting together as a class, the Notes shall be excluded from such class for all purposes, it being expressly understood and agreed that the Notes shall be entitled to act alone in respect of all matters under the Indenture and that no other series of Securities issued under the Indenture shall have any right to participate in or vote in connection with any action, vote or other matter relating to the Notes.

               (m) All references in the Notes and in the Indenture to "the Indenture", "this Indenture" or to terms or provisions contained or set forth in the Indenture or the Notes (and all references of like import) shall be deemed to mean and include the terms and provisions of the Notes set forth in this Officers' Certificate, which shall for all purposes be deemed to constitute a part of the Indenture and the Notes.

               (n) For purposes of the Indenture, as amended hereby, the term "Notes" shall mean the series of Securities established pursuant to this Officers' Certificate.

          (25) Captions and headings in this Officers' Certificate are for convenience of reference only and shall not affect the construction hereof.

          (26)   Each of the undersigned hereby further certifies, pursuant to
Section 2.4(3) of the Indenture, that the form and terms of the Notes have been established pursuant to Sections 2.1 and 2.3 of the Indenture and comply with the Indenture.

          (27) The Notes will rank pari passu with the Issuer's 9 3/8% Senior Subordinated Notes due 2003.

                  IN WITNESS WHEREOF, we have executed this Certificate on behalf of the Issuer this 19th day of November, 1996.



[SEAL]


                                       _______________________________________
                                       Name:  Michael F. Henn
                                       Title: Senior Vice President and
                                                Chief Financial Officer





                                       _______________________________________
                                       Name:  Kimberly N. King
                                       Title: Corporate Secretary and
                                                Associate Counsel